QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.19

INFOCUS CORPORATION
2003 EXECUTIVE BONUS PLAN
CEO & CHAIRMAN OF THE BOARD

        POLICY:    It is InFocus Corporation's policy to provide the Corporate CEO and Chairman of the Board with the opportunity for increased compensation based upon InFocus Corporation's overall achievement of Corporate profit goals.

PLAN GUIDELINES

1.
Adoption of Plan:    This Executive Bonus Plan (the "Plan") was adopted by the Board of Directors of InFocus Corporation (the "Company") effective January 24, 2003.

2.
Purpose of Plan and Effective Date:    The purpose of the Plan is to establish the terms and conditions under which the Company will pay Executive bonuses for the calendar year beginning January 1, 2003, and ending December 31, 2003.

  Unless the Board of Directors specifically provides otherwise, all Executive bonuses will be awarded solely in accordance with this Plan.

3.
Eligibility:    Eligibility is limited to the CEO and Chairman of the Board of the Company.

  Eligible Executives must be in active pay status for an entire quarter to be paid profit sharing for that quarter.

  In the event that an Executive is in the position for less than one year, a pro-rated bonus will be calculated based on number of months employed. No annual bonus will be paid if an Executive enters the position after October 1, 2003. Executives must be actively employed on the last day of the year to be eligible for any annual bonus amount.

4.
Plan Components:
(a)
Profit Sharing:    The first component of the bonus plan is the payment of profit sharing, paid quarterly. The percentage to be paid (multiplied by the Executive's quarterly salary) will be at the same rate as calculated for other employees in accordance with the currently approved InFocus Corporation Profit Sharing Program. Any payment made to the Executive will not reduce the amount to be paid to other employees, i.e., executive salaries will be excluded from the profit-sharing payout percentage calculation.

(b)
Annual Bonus:    The second component of the bonus plan is an annual bonus paid at year-end based on the Company's 2003 financial performance (Profit Before Tax).

  PLEASE NOTE:    In recent years, the target CEO & Chairman bonus has been equal to 75% of base salary. As a cost savings measure for 2003, the target bonus amount will be reduced by one half and will be equal to 37.5% of base salary.

  The targeted bonus amount is calculated using the following formula:

  Annual base salary × 37.5% participation rate = target bonus amount

  Where:

    •
    100% of the bonus is based on Corporate PBT results

    Corporate PBT (Profit Before Tax) results (versus approved fiscal plan) calculated by dividing actual 2003 Profit Before Tax (PBT) including income/loss from non operating and joint venture activities by fiscal plan PBT including planned income/loss from non operating and joint venture activities. Excludes merger/restructuring costs.

    Other limitations/constraints regarding the calculation of the bonus are as follows:

5.
Above Plan Performance:

  Accelerators shall apply to above plan performance starting at 101% of final Corporate PBT plan attainment as follows:

    •
    For every percent of final Corporate PBT between 101% to 110%, the target bonus amount will be multiplied by an additional 10.0%

    •
    For every percent of final Corporate PBT greater than or equal to 111%, the target bonus amount will be multiplied by an additional 3.33%

    •
    No cap on upside performance

6.
Below Plan Performance:
  •
  If Corporate PB Tax is less than 75% of plan, the bonus payout will be equal to $0.

  •
  If Corporate PBT is between 75% and 100%, the bonus will be reduced 2% for 1% below plan.

        See table below for details:

Final Corporate PBT Attainment	Target Bonus Modifier:
74%	0.0%
75%	50.0%
76%	52.0%
77%	54.0%
78%	56.0%
79%	58.0%
80%	60.0%
81%	62.0%
82%	64.0%
83%	66.0%
84%	68.0%
85%	70.0%
86%	72.0%
87%	74.0%
88%	76.0%
89%	78.0%
90%	80.0%
91%	82.0%
92%	84.0%
93%	86.0%
94%	88.0%
95%	90.0%
96%	92.0%
97%	94.0%
98%	96.0%
99%	98.0%
100%	100.0%
7.
Payment of Executive Bonus:    Payment of the Executive Bonus Plan will be based on audited year-end results, and will be distributed within 30 days after the audit has been completed.

8.
Discretion of the Board of Directors:    Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to one or more Executives in addition to the Executive Bonus awarded pursuant to this Plan.

        The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company's objectives.

QuickLinks

  EXHIBIT 10.19
INFOCUS CORPORATION 2003 EXECUTIVE BONUS PLAN CEO & CHAIRMAN OF THE BOARD